UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2009
LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware	0-30242 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 2, 2009, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (the “Company”) entered into Amendment No. 4 (“Amendment No. 4”) to its existing bank credit facility dated as of September 30, 2005 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, the “Credit Agreement”) together with the Subsidiary Guarantors (as defined therein), the Subsidiary Borrowers (as defined therein), the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”) to, among other things (i) reduce the amount of the revolving credit commitments available thereunder from $400,000,000 to $200,000,000, (ii) increase the interest rate margins for the revolving credit facility and term loans under the Credit Agreement, (iii) make certain changes to the provisions regarding mandatory prepayments of loans, (iv) amend certain financial covenants and (v) cause Lamar Media and the Subsidiary Guarantors to pledge additional collateral of Lamar Media and its subsidiaries, including certain owned real estate properties, to secure loans made under the Credit Agreement. Amendment No. 4 and the changes it made to the Credit Agreement were effective as of April 6, 2009.
Reductions in commitments
The aggregate amount of the Revolving Credit Commitments was automatically ratably reduced from $400,000,000 to $200,000,000 as of April 6, 2009.
Interest
The manner in which interest on our borrowings is determined under the facilities was changed under Amendment No. 4 and is now calculated, at our option, at a basic rate equal to either of the following plus the applicable spread above such basic rate:
•	with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the highest of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate, or the applicable federal funds rate, plus 0.50%, or 1.0% plus the greater of (a) 2.00% and (b) the rate at which eurodollar deposits for one month are quoted on Reuters Page LIBOR01 multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America); or
•	with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on Reuters Page LIBOR01 multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America).
The spread applicable to borrowings is determined by reference to trailing Senior Debt Ratio (total senior debt to trailing four fiscal quarter EBITDA, as defined below, see “Amendments to financial covenants” below). For eurodollar rate borrowings, the spread applicable at this time is 3.50% and for base rate borrowing is 2.50%, in each case, subject to adjustment by reference to our trailing Senior Debt Ratio.
Mandatory prepayments
We have agreed to make annual mandatory prepayments of principal under the bank credit facility based on a percentage of the excess cash flow (as defined in Amendment No. 4) for each of our fiscal years. The percentage of excess cash flow to be prepaid is determined by reference to our trailing Total Holdings Debt Ratio (total debt of Lamar Advertising and its restricted subsidiaries to trailing four fiscal quarter EBITDA, see “ Amendments to financial covenants” below). The initial percentage of excess cash flow to be prepaid is 100%.
With respect to the fiscal year ending on December 31, 2009, the excess cash flow prepayment is applied first to prepay our revolving credit facility (without reduction of commitments) up to approximately $107 million and the balance, if any, to the prepayment of the term loan facility and incremental loan facilities. For fiscal years ending on or after December 31, 2010, the excess cash flow prepayment is applied to our term loan facility and our incremental loan facilities, ratably.
As defined in Amendment No. 4, excess cash flow is, for any fiscal year, EBITDA of Lamar Advertising and its restricted subsidiaries, less the sum of: debt service for such fiscal year, unfinanced capital expenditures made during such fiscal year, tax payments made in cash during such fiscal year, amounts dividended by Lamar Media to Lamar Advertising during such fiscal year to enable Lamar Advertising to make interest payments on its indebtedness, changes in working capital during such fiscal year, payments made by Lamar Media from free cash flow during such fiscal year to repay certain indebtedness owed to Lamar Advertising, net reductions in the aggregate outstanding principal amount of our revolving credit facility during such fiscal year and the aggregate amount of optional prepayments of principal of our term loan facility and incremental loan facility during such fiscal year.
Amendments to financial covenants
The Company’s “Total Debt Ratio” has been amended to include indebtedness of the Company and is now called the “Total Holdings Debt Ratio.” Pursuant to the Total Holdings Debt Ratio, the Company may not exceed the following ratios during the periods noted as set forth below:

Period	Ratio
Amendment No. 4 Effective Date through and including March 31, 2009	7.25 to 1.00
Thereafter through and including June 30, 2009	7.50 to 1.00
Thereafter through and including June 30, 2010	7.75 to 1.00
Thereafter through and including December 31, 2010	7.50 to 1.00
Thereafter through and including March 31, 2011	7.00 to 1.00
Thereafter through and including June 30, 2011	6.75 to 1.00
Thereafter through and including September 30, 2011	6.25 to 1.00
Thereafter	6.00 to 1.00

Amendment No. 4 added a Senior Debt Ratio that the Company may not exceed during the periods noted as set forth below:

Period	Ratio
Amendment No. 4 Effective Date through and including March 31, 2009	4.00 to 1.00
Thereafter through and including March 31, 2010	4.25 to 1.00
Thereafter through and including September 30, 2010	4.00 to 1.00
Thereafter through and including December 31, 2010	3.75 to 1.00
Thereafter through and including March 31, 2011	3.50 to 1.00
Thereafter through and including September 30, 2011	3.25 to 1.00
Thereafter through and including December 31, 2011	3.00 to 1.00
Thereafter	2.00 to 1.00
EBITDA
The definition of “EBITDA” was revised in Amendment No. 4 as follows: “EBITDA” means, for any period, operating income for Holdings and its Subsidiaries (other than any Unrestricted Subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, Interest Expense, interest in respect of Mirror Loan Indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period, one-time cash restructuring charges and cash severance charges in the fiscal years ending on December 31, 2008 and 2009 (which charges shall not in the aggregate exceed $2,500,000 for such fiscal years) for such period and (except to the extent received or paid in cash by Holdings or any of its Subsidiaries (other than any Unrestricted Subsidiary) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any Casualty Events and Dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded.
Pledge of additional collateral
In connection with Amendment No. 4, Lamar Media and the Subsidiary Guarantors entered into an Amended and Restated Pledge Agreement with JPMorgan as Administrative Agent under which Lamar Media and the Subsidiary Guarantors pledged, as security for loans made under the Credit Agreement, all of their assets and placed a mortgage lien on certain pieces of real property held by TLC Properties, Inc., a Subsidiary Guarantor thereunder.
Incremental Loan Facility
Amendment No. 4 also reduced our incremental loan facility from $500 million to $300 million. The incremental facility permits Lamar Media to request that its lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $300 million. Lamar Media’s lenders have no obligation to make additional loans out of the $300 million incremental facility, but may enter into such commitments at their sole discretion.
The foregoing descriptions are qualified in their entirety by reference to Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description

10.1
Amendment No. 4 dated as of April 2, 2009 between Lamar Media Corp., Lamar Advertising of Puerto Rico, Inc., Lamar Transit Advertising Canada Ltd., the Subsidiary Guarantors party thereto, Lamar Advertising Company, the Lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 7, 2009	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: April 7, 2009	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1
Amendment No. 4 dated as of April 2, 2009 between Lamar Media Corp., Lamar Advertising of Puerto Rico, Inc., Lamar Transit Advertising Canada Ltd., the Subsidiary Guarantors party thereto, Lamar Advertising Company, the Lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.